Exhibit 99.1

Boeing Corporate Offices
100 N. Riverside
Chicago, IL 60606
www.boeing.com

Boeing Director Edward Liddy Resigns Board Seat

CHICAGO, Oct. 27, 2008 – The Boeing Company [NYSE: BA] board of directors today accepted with regret the resignation of Edward M. Liddy, who last month was named chairman and chief executive officer of American International Group (AIG).

Liddy offered his resignation based upon his concerns that he would no longer qualify as an independent director on the Boeing board under NYSE director independence standards. AIG’s aircraft leasing subsidiary, ILFC, and Boeing have a significant business relationship. The board shared that view and accepted Liddy’s resignation with regret.

Boeing Chairman, President, and Chief Executive Officer Jim McNerney called Liddy’s service to the Boeing board “exemplary and deeply appreciated.”

Liddy, 62, joined Boeing’s board in August 2007. He served on the Compensation and Governance, Organization, and Nominating committees.

His resignation is effective immediately.

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Contact: Todd Blecher, 312-544-2002